Investor Conference Call November 17, 2011 Exhibit 99.1

Forward-Looking Statements
This presentation contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions.  These forward-looking statements include:
Statements of our goals, intentions and expectations;
Statements regarding our business plans and prospects and growth and operating strategies;
Statements concerning trends in our provision for loan losses and charge-offs;
Statements regarding the asset quality of our loan and investment portfolios; and
Estimates of our risks and future costs and benefits.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:
Significantly increased competition among depository and other financial institutions;
Inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;
General economic conditions, either nationally or in our market areas, including employment prospects and conditions that are worse than expected;
Decreased demand for our products and services and lower revenue and earnings in the event of a recession;
Adverse changes and volatility in the securities and credit markets;
Legislative or regulatory changes that adversely affect our business;
Changes in consumer spending, borrowing and savings habits;
Changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;
Future adverse developments concerning Fannie Mae or Freddie Mac;
Changes in monetary and fiscal policy of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;
Changes in policy and/or assessment rates of taxing authorities that adversely affect us;
The timing and the amount of revenue that we may recognize;
Changes in expense trends (including, but not limited to, trends affecting non-performing assets, charge offs and provisions for loan losses);
The impact of the current governmental effort to restructure the U.S. financial and regulatory system
The extensive reforms enacted in the Dodd-Frank Act which will impact us
The adoption of implementing regulations by a number of different regulatory bodies under the Dodd-Frank Act, and uncertainty in the exact nature, extent and timing of such  regulations and the impact they will have on us, including the impact of coming under the jurisdiction of new federal regulators
Changes in our organization, or compensation and benefit plans;
Inability of third-party providers to perform their obligations to us;
Adverse changes and volatility in real estate markets;
A slowing or failure of the moderate economic recovery that began last year;
The strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets; and.
The efficacy of the U.S. Federal Government to manage federal debt limits.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-
looking statements.

Organized in 1997 as the mid-tier stock holding company for Third Federal
Savings & Loan Association of Cleveland (“Thrift”), which was founded in
1938 by Ben and Gerome Stefanski
Completed first step IPO conversion in April 2007
TFSL (NASDAQ)
Financials at 9/30/2011:
Total Assets:       $10.9B
Total Deposits:      $  8.7B
Shareholders’ Equity: $  1.8B
Market Capitalization: $  2.5B
As of September 30, 2011, there were 308.9 million shares outstanding, of which 73.5% were held by the Mutual Holding Company
Overview of TFS Financial Corporation

Strategic Overview
Our business model is to originate and service first mortgage loans and continue to service existing home equity loans and lines, which we fund with core retail deposits
Historically a fixed rate lender, but 55% of fiscal 2011 loan production was Smart Rate adjustable rate mortgage product (product introduced to market in July 2010).
First mortgage loans and retail deposits have been generated mainly in our Ohio and
Florida footprint.
Expanded to several new states in May 2011, offering our Smart Rate adjustable rate mortgage to refinance customers through our Customer Service and Internet Channels and using our underwriting standards and processing requirements of our traditional markets.
Only non-commissioned Third Federal associates have been and continue to be used to gather applications, underwrite and process the requests to generate mortgage loans and home equity loans and lines
First mortgage originations continue to be made using stringent, conservative lending standards.  For first mortgages originated during the current fiscal year, the average
FICO score was 775, and the average LTV was 64%.
Being a low cost provider is a critical strategic advantage
Historically, prudent capital management has supplemented shareholder returns.
Repurchased 24.1 million shares of TFSL stock (approximately 23% of the public float) since the IPO in April 2007
Dividends of $49 million paid to public common shareholders since IPO

Cleveland
Columbus
Cincinnati

Tampa
Sarasota
Fort Myers
West Palm Beach
Fort Lauderdale

ThirdFederal
SAVINGS & LOAN

Ohio
22 full service branches in Northeast Ohio
4 loan production offices in the Columbus area (Central Ohio)
4 loan production offices in the Cincinnati area (Southwestern Ohio)
Markets of Operation
Florida
Organic, de novo expansion into Florida started in
2000
9 full service branches along the West Coast from
New Port Richey to Naples
8 full-service branches along the East Coast from
Palm Gardens to Hallandale
Source: SNL Financial  for market data as of June 30, 2011
Deposits from Company data as of September 30, 2011
Deposits Market Market
MSA Branches ($M) Share (%) Rank
Tampa-St.Petersburg-Clearwater, FL 5 1,112 1.86 8
Miami-Fort Lauderdale, FL 8 1,076 0.66 26
Cape Coral-Fort Myers, FL 2 257 2.14 14
Sarasota-Bradenton-Venice, FL 1 255 1.53 12
Naples-Marco Island, FL 1 117 1.18 17
Florida Totals 17 2,817 0.66 22
Deposits Market Market
MSA Branches ($M) Share (%) Rank
Cleveland-Elyria-Mentor, OH 19 5,405 11.23 3
Akron, OH 3
494
4.21 8
Ohio Totals 22 5,899 2.64 9

Financial Highlights
(Dollars in Thousands) At, or for the year ended,
9/30/11 9/30/10 9/30/09 9/30/11 6/30/11 9/30/10
Balance Sheet
Assets ($) 10,892,948 11,076,027 10,598,840 10,892,948 10,877,541 11,076,027
Net Loans ($) 9,750,943 9,181,749 9,219,585 9,750,943 9,698,228 9,181,749
Deposits ($) 8,715,910 8,851,941 8,570,506 8,715,910 8,701,896 8,851,941
Common Equity ($) 1,773,924 1,752,897 1,745,865 1,773,924 1,766,387 1,752,897
Balance Sheet Ratios
Loans/ Deposits (%) 111.9             103.7             107.6             111.9 111.4 103.7
TCE / TA (%) 16.2               15.8               16.4               16.2 16.2 15.8
Thrift Only Ratios:
    Core Capital Ratio (%) 13.9               12.1               12.5               13.9 13.8 12.1
    Tier 1 Risk Based Ratio (%) 21.0               18.0               17.3               21.0 20.8 18.0
    Total Risk Based Capital Ratio (%) 22.3               19.2               18.2               22.3 22.0 19.2
Profitability
Net Interest income ($) 247,648         227,506         230,075         64,016           63,045         55,143
Provision for loan losses ($) (98,500)          (106,000)        (115,000)        (19,000)         (22,500)        (35,000)
Net Interest income after prov for loan losses ($) 149,148         121,506         115,075         45,016           40,545         20,143
Non-interest income ($) 30,982           58,638           67,384           7,137             8,759           6,828
Non-interest expense ($) (168,055)        (161,933)        (162,388)        (41,584)         (39,552)        (41,820)
Income (loss) before income taxes ($) 12,075           18,211           20,071           10,569           9,752           (14,849)
Income tax benefit (expense) ($) (2,735)            (6,873)            (5,676)            (2,090)           (3,767)          4,102
Net income (loss) ($) 9,340             11,338           14,395           8,479             5,985           (10,747)
Net interest margin (%) 2.32               2.16               2.20               2.42 2.37 2.05
Non-interest expense to average assets (%) 1.54               1.50               1.51               1.54 1.45 1.52
Asset Quality
NPAs/ Assets (%) 2.3 2.7 2.6 2.3 2.4 2.7
NCOs/ Avg Loans (%) 0.8 0.7 0.7 0.6 0.8 0.9
Reserves/ Loans (%) 1.6 1.4 1.0 1.6 1.6 1.4
Texas Ratio (NPAs & TDRs / TCE & LLR) (%) 19.6 20.9 17.4 19.6 19.9 20.9
  At, or for the three months ended,

Capital Position as of September 30, 2011
16.21%
13.90%
21.04%
22.29%
0.00%
5.00%
10.00%
15.00%
20.00%
25.00%
Tangible Common
Equity Ratio (TFSL)
Core Capital Ratio
(Thrift)
Tier 1 Risk-based Ratio
(Thrift)
Total Risk-Based
Capital Ratio (Thrift)
Well Capitalized
6.00%
10.00%
5.00%
TFSL/Thrift

Gross Loan Balances 9/30/2011
1%
25%
3%
71%
Resdential non-Home Today
Resdential Home Today
Equity loans and lines of credit
Other

Deposit Data 9/30/2011
0%
19%
11%
70%
Certificates of Deposit
Negotiable Order of Withdrawal
Savings
Accrued Interest

ThirdFederal
SAVINGS & LOAN

Loan and Deposit Balances
*About Home Today: An affordable housing program targeted toward low and moderate income home buyers that is designed to teach the essential skills needed for successful homeownership. Most loans supported by private mortgage insurance.  Cumulative loan originations under this program have been less than $20 million over the last three years.
80% of first mortgages in Ohio
Also service $5.4 billion in loans for
others
No brokered deposits
Average branch has $223 million in deposits

Adjustable Rate Growth
Smart Rate adjustable product
began July 2010
Fiscal year 2011 total loan
production of $2.14 billion was
55% adjustable and 45% fixed
Average credit score of fiscal
2011 ARM production is 775 with
average LTV of 63%
Total ARMs of $1.8 billion
represent approximately 25% of
all first mortgages at 9/30/11
Expansion of ARM refinance
offerings into new states:
PA, NJ, IL, NC in May, 2011
–
Represents $20MM in closed loans
as of 9/30/11
VA, CT, TN, CO, OR, and WA in
Sept. 2011
81%
Loan Production, 9/30/10
Adjustable
Fixed
81%
19%
Loan Production, 9/30/11
Adjustable
Fixed
45% 55%

Loan Delinquencies and Charge-offs
Dollars in millions Loan
Balances
9/30/11 9/30/11 6/30/11 9/30/10 9/30/11 6/30/11 9/30/11 9/30/10
Residential non-Home Today
Ohio $5,692 1.4% 1.5% 1.9% $2 $3 $9 $5
Florida $1,269 5.1% 5.1% 5.2% 3 2 9 7
Other 160            0.7% 0.9% 1.5% - - - -
Total $7,121 2.1% 2.1% 2.5% $5 $5 $18 $12
Residential Home Today
Ohio $253 30.0% 29.8% 34.8% $1 $2 $7 $5
Florida 11              32.1% 35.3% 32.1% - - - -
Total $264 30.1% 30.0% 34.6% $1 $2 $7 $5
Home Equity Loans and Lines of Credit
Ohio $983 1.6% 1.7% 2.0% $3 $2 $10 $7
Florida 712            3.3% 3.1% 4.1% 4                   9 29 33
California 293            1.4% 1.7% 1.5% 1                   1 5 4
Other 503            2.1% 2.1% 2.4% 1                   1 5 5
Total $2,491 2.2% 2.2% 2.6% $9 $13 $49 $49
Other $89 4.3% 4.7% 4.2% - - $1 $2
Overall Total $9,965 2.9% 2.9% 3.5% $15 $20 $75 $68
Quarter-end
Net Charge Offs
Delinquencies at:
FYE

Regulatory Status
Company believes it has met all key provisions of February 7, 2011
MOU received from OTS, subject to regulatory exam validation
Supervisory responsibility transferred from OTS to OCC (for thrift) and
Federal Reserve (for holding company) on July 21, 2011
Dividends and stock buyback program still subject to regulatory 45 day non-objection
OCC charge-off rules to be implemented, resulting in one time $55.5 million additional charge-off in quarter ending December 31, 2011. No income statement impact, but the allowance and non-performing loans will decrease by same amount.
Comment letter submitted October 27, 2011, on proposed Fed rules for
MHCs

Cash Dividends and Stock Repurchases
Under the terms of the MOU, TFS Financial must provide 45 days written notice and obtain the non-objection of its regulator prior to the Company’s intent to declare and pay dividends to its stockholders or repurchase any of its outstanding stock.
The Company understands and shares the view of the importance to shareholders of dividends and stock repurchases. However, given the new regulators and oversight, The Federal Reserve and the OCC will need to review and determine the ability of the Company to repurchase stock and declare dividends moving forward.  It is unclear the exact timing of any decisions with regard to these steps.  The Company continues to work diligently to resolve this matter on behalf of the Company and its shareholders.

Summary
Focus on our core competency of originating high credit quality 1-4 family residential mortgages primarily in our banking footprint, expanding into new markets with our adjustable rate mortgage loans
TFSL has a strong capital position and flexibility at the holding company
Working with new regulatory agencies to refocus efforts on returning to shareholder-enhancing activities
Dividends
Share Buybacks

ThirdFederal®
SAVINGS & LOAN

ThirdFederal®
SAVINGS & LOAN

14 Investor Conference Call November 17, 2011 Investor Questions